UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 5, 2011
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events
On or about April 4, 2011, Alaska Air Group, Inc. (the “Company”) furnished or otherwise made available to stockholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company's Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Museum of Flight in Seattle, Washington at 2 p.m. on Tuesday, May 17, 2011. At the Annual Meeting, stockholders are being asked, among other things, to vote on a proposal to approve an amendment to the Company's 2008 Performance Incentive Plan (the “2008 Plan”) to increase the number of shares available for issuance under the 2008 Plan by 2,200,000 shares (which is identified in the Proxy Statement as Proposal 6), with a corresponding increase in the number of shares that may be subject to options granted under the 2008 Plan that are intended to qualify as “incentive stock options” under the U.S. tax laws. In order to facilitate stockholder approval of the amendment to the 2008 Plan, the Company is revising its proposed amendment to the 2008 Plan to reduce the proposed increase in the number of shares subject to the 2008 Plan from 2,200,000 shares to 1,900,000 shares. The foregoing reduction in the proposed share increase has been approved by the Company's Board of Directors. All other terms of the 2008 Plan will remain as described in the Proxy Statement.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: May 6, 2011

/s/ Keith Loveless
Keith Loveless
Vice President/Legal & Corporate Affairs, General Counsel & Corporate Secretary